Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(663,665)
Unrealized Gain (Loss) on Market Value of Futures	(1,486,135)
Dividend Income	1,667
Interest Income	1,785
ETF Transaction Fees	350
Total Income (Loss)	$(2,145,998)

Expenses
General Partner Management Fees	$7,109
Professional Fees	8,329
Brokerage Commissions	348
Non-interested Directors' Fees and Expenses	64
Prepaid Insurance Expense	127
NYMEX License Fee	142
Total Expenses	$16,119
Expense Waiver	(7,471)
Net Expenses	$8,648
Net Income (Loss)	$(2,154,646)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/16	$13,337,272
Withdrawals (50,000 Shares)	(422,176)
Net Income (Loss)	(2,154,646)

Net Asset Value End of Month	$10,760,450
Net Asset Value Per Share (1,350,000 Shares)	$7.97

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612